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EXHIBIT 23.1

CONSENT OF MOSS ADAMS LLP

CONSENT OF MOSS ADAMS LLP

        We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the United Security Bank 1995 Stock Option Plan to be filed with the Securities and Exchange Commission of our report dated January 9, 2002 with respect to the consolidated financial statement of United Security Bancshares included in its Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ Moss Adams LLP

Stockton, California
May 28, 2002

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EXHIBIT 23.1 CONSENT OF MOSS ADAMS LLP
CONSENT OF MOSS ADAMS LLP